SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2003

NEW SOUTH BANCSHARES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-14235	63-1132716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Crestwood Boulevard, Birmingham, Alabama		35210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (205) 951-4000

N/A

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

The information in this Current Report on Form 8-K, including the exhibit listed below, is being furnished, not filed, pursuant to Regulation FD. On August 27, 2003, New South Bancshares, Inc. issued a press release announcing the partial prepayment of its 8.50% Junior Subordinated Deferrable Interest Debentures due June 30, 2028 and the partial redemption of the 8.50% Cumulative Trust Preferred Securities of New South Capital Trust I. A copy of this press release is attached as Exhibit 99.1 to this report, and is incorporated herein by reference.

Exhibit	Index

Exhibit No.	Description of Document

99.1	Press release, dated August 27, 2003, issued by New South Bancshares, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: August 27, 2003

NEW SOUTH BANCSHARES, INC.

By:	/s/ ROBERT M. COUCH

RobertM. Couch ExecutiveVice President